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                                   EXHIBIT 5

                           OPINION OF HORWITZ & BEAM
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                                Law Offices of
                                HORWITZ & BEAM
                               Two Venture Plaza
                                   Suite 380
                           Irvine, California 92618
                                (714) 453-0300
                                (310) 842-8574
                              FAX: (714) 453-9416

Gregory B. Beam, Esq.                                         Lynne Bolduc, Esq.
Lawrence W. Horwitz, Esq.                                Thomas B. Griffen, Esq.
Lawrence R. Bujold, Esq.                                     John J. Isaza, Esq.
Lawrence M. Cron, Esq.                                     Malea M. Farsai, Esq.


                                  May 27, 1997

                       New Directions Manufacturing, Inc.
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Ladies and Gentlemen:

     This office represents New Directions Manufacturing, Inc., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration Statement"), which relates to the sale of 1,000,000 shares of the Registrant's Common Stock (the "Shares" or the "Registered Securities") by certain beneficial owners of the Company's shares. In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

                                   HORWITZ & BEAM


                                   /s/ Horwitz & Beam
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